Exhibit 99.2

Quarterly Supplemental Information

September 30, 2012

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page

Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-8
Key Performance Indicators	9

Financials
Balance Sheet	10
Income Statements	11-12
Funds From Operations / Adjusted Funds From Operations	13
Same Store Analysis	14-15
Capitalization Analysis	16
Debt Summary	17
Debt Detail	18
Debt Analysis	19

Operational & Portfolio Information - Office Investments
Tenant Diversification	20
Tenant Credit Rating & Lease Distribution Information	21
Leased Percentage Information	22
Rental Rate Roll Up / Roll Down Analysis	23
Lease Expiration Schedule	24
Quarterly Lease Expirations	25
Annual Lease Expirations	26
Capital Expenditures & Commitments	27
Contractual Tenant Improvements & Leasing Commissions	28
Geographic Diversification	29
Geographic Diversification by Location Type	30
Industry Diversification	31
Property Investment Activity	32
Value-Add Activity	33

Other Investments
Other Investments Detail	34

Supporting Information
Definitions	35-36
Research Coverage	37
Non-GAAP Reconciliations & Other Detail	38-41
Property Detail	42-43
Risks, Uncertainties and Limitations	44

Notice to Readers:

Please refer to page 44 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. When the Company sells properties, it restates historical income statements with the financial results of the sold assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as “Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 82% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles. Since its first acquisition in 1998, the Company has acquired $5.9 billion of office and industrial properties (inclusive of joint ventures) through September 30, 2012. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of September 30, 2012	As of December 31, 2011

Number of consolidated office properties (2)	74	79
Rentable square footage (in thousands) (2)	20,488	20,942
Percent leased (3)	87.0%	86.5%
Percent leased - stabilized portfolio (4)	90.1%	89.1%
Capitalization (in thousands):
Total debt - principal amount outstanding	$1,436,025	$1,472,525
Equity market capitalization (5)	$2,913,889	$2,941,611
Total market capitalization (5)	$4,349,914	$4,414,136
Total debt / Total market capitalization	33.0%	33.4%
Total debt / Total gross assets	27.5%	27.5%
Common stock data
High closing price during quarter	$17.92	$17.50
Low closing price during quarter	$16.64	$15.42
Closing price of common stock at period end	$17.34	$17.04
Weighted average fully diluted shares outstanding (in thousands) (6)	171,295	172,981
Shares of common stock issued and outstanding (in thousands)	168,044	172,630
Rating / outlook
Standard & Poor’s	BBB / Stable	BBB / Stable
Moody’s	Baa2 / Stable	Baa2 / Stable
Employees	118	116

(1)	The definition for Annualized Lease Revenue can be found on page 35.
(2)

As of September 30, 2012, our consolidated office portfolio consisted of 74 properties (exclusive of our equity interests in five properties owned through unconsolidated joint ventures). During the first quarter of 2012, we sold our portfolio of assets in Portland, OR, comprised of four office properties totaling 326,000 square feet and developable land totaling 18.2 acres. During the second quarter of 2012, we sold 26200 Enterprise Way, a 145,000 square foot office building located in Lake Forest, CA, and we purchased approximately 2.0 acres of developable land in Atlanta, GA. For additional detail on asset transactions during 2012, please refer to page 32. Until September 21, 2012, we owned two industrial properties located in Duncan, SC. Information regarding these industrial assets is excluded from this line item.

(3)

Calculated as leased square footage on September 30, 2012 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage (defined in note 2 above), expressed as a percentage. This measure is presented for our 74 consolidated office properties and excludes unconsolidated joint venture properties. Please refer to page 22 for additional analyses regarding Piedmont's leased percentage.

(4)	Please refer to page 33 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.
(5)	Based on a share price of $17.34 as of September 28, 2012.
(6)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Frank C. McDowell	Donald A. Miller, CFA
Director, Chairman of the Board of Directors and Chairman of Governance Committee	Director, Vice Chairman of the Board of Directors and Chairman of Compensation Committee	Chief Executive Officer, President and Director

Raymond G. Milnes, Jr.	Jeffery L. Swope	Michael R. Buchanan
Director and Chairman of Audit Committee	Director and Chairman of Capital Committee	Director

Wesley E. Cantrell	William H. Keogler, Jr.	Donald S. Moss
Director	Director	Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 358010 Pittsburgh, PA 15252-8010 Phone: 866.354.3485	1180 Peachtree Street, NE Atlanta, GA 30309 Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2012

Financial Results (1)

- Funds from operations (FFO) for the quarter ended September 30, 2012 was $55.2 million, or $0.33 per share (diluted), compared to $68.9 million, or $0.40 per share (diluted), for the same quarter in 2011. FFO for the nine months ended September 30, 2012 was $175.5 million, or $1.03 per share (diluted), compared to $205.4 million, or $1.19 per share (diluted), for the same period in 2011. The decrease in FFO for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was principally related to the following factors: 1) decreased operating income due to the disposition of certain assets with meaningful operating income contributions, notably 35 West Wacker Drive, offset somewhat by operating income contributions from newly acquired assets, 2) lower overall occupancy in 2012 as compared to 2011, 3) accrued potential litigation settlement expenses of $7.5 million in 2012 and 4) for the nine months only, reduced termination fee income in 2012 as compared to 2011. The reduction in FFO in 2012 as compared to 2011 was offset somewhat by reduced interest expense attributable to decreased total debt outstanding due to the repayment of several loans during the last twelve months.

- Core funds from operations (Core FFO) for the quarter ended September 30, 2012 was $62.7 million, or $0.37 per share (diluted), compared to $69.2 million, or $0.40 per share (diluted), for the same quarter in 2011. Core FFO for the nine months ended September 30, 2012 was $183.1 million, or $1.07 per share (diluted), compared to $206.3 million, or $1.19 per share (diluted), for the same period in 2011. The decrease in Core FFO for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was principally related to the items described above for changes in FFO, with the exception of the accrued potential litigation settlement expenses, which were added back to Core FFO since they were related to significant non-recurring items.

- Adjusted funds from operations (AFFO) for the quarter ended September 30, 2012 was $20.4 million, or $0.12 per share (diluted), compared to $51.0 million, or $0.29 per share (diluted), for the same quarter in 2011. AFFO for the nine months ended September 30, 2012 was $106.7 million, or $0.62 per share (diluted), compared to $157.9 million, or $0.91 per share (diluted), for the same period in 2011. The decrease in AFFO for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was primarily related to the items described above for changes in FFO, as well as increased non-incremental capital expenditures in 2012 as compared to 2011 attributable to the high volume of recent leasing activity. The decrease in AFFO for the nine months ended September 30, 2012 as compared to the same period in 2011 was also affected by increased straight line rent adjustments associated with rental abatements on newly commenced leases in 2012 as compared to 2011.

Operations

- On a square footage leased basis, our total office portfolio was 87.0% leased as of September 30, 2012, as compared to 86.5% as of December 31, 2011 and 85.0% as of June 30, 2012. During the twelve-month period ending September 30, 2012, our same store stabilized leased percentage increased from 87.9% at September 30, 2011 to 90.0% at September 30, 2012. The same store stabilized leased percentage excludes the impact of value-add acquisitions completed in 2010 and 2011 (see page 33) from our same store portfolio. The primary reason for the increase in the leased percentage for our same store stabilized assets during that period is positive net absorption associated with several recent large lease transactions for previously vacant space, notably the Catamaran lease at Windy Point II in Schaumburg, IL and the US Foods lease at River Corporate Center in Tempe, AZ. Please refer to page 22 for additional leased percentage information.

- The weighted average remaining lease term of our portfolio was 7.0 years(2) as of September 30, 2012 as compared to 6.4 years at December 31, 2011.

- During the three months ended September 30, 2012, the Company completed 1,052,000 square feet of total leasing. Of the total office leasing activity during the quarter, we signed renewal leases for 39,000 square feet and new tenant leases for 1,013,000 square feet (including a 396,000 square foot direct lease with Aon Corporation). A new lease for 26,000 square feet was signed at a joint venture asset during the quarter. During the first nine months of the year, we completed 2,068,000 square feet of leasing for our consolidated office properties and 2,467,000 square feet of leasing inclusive of activity associated with our industrial and unconsolidated joint venture assets. The average committed capital cost for leases signed during the first nine months of the year at our consolidated office properties was $5.52 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the nine months ended September 30, 2012 was $2.48 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $5.95 (see page 28).

(1) FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 35-36 for definitions of non-GAAP financial measures. See pages 13 and 38 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2) Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of September 30, 2012) is weighted based on Annualized Lease Revenue, as defined on page 35.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2012

-	During the three months ended September 30, 2012, we executed eight leases greater than 20,000 square feet at our consolidated office properties. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Aon Corporation	Aon Center	Chicago, IL	396,406	2028	New (former sub-tenant)
Catamaran, Inc.	Windy Point II	Schaumburg, IL	300,686	2024	New
Guidance Software, Inc.	1055 East Colorado Boulevard	Pasadena, CA	86,790	2024	New
General Electric Company	500 West Monroe Street	Chicago, IL	53,972	2027	New
BGC Brokers US, LP	500 West Monroe Street	Chicago, IL	31,999	2028	New
Starr Indemnity & Liability Company, Inc.	500 West Monroe Street	Chicago, IL	26,966	2028	Renewal / Expansion
Schlumberger Technology Corp.	1200 Enclave Parkway	Houston, TX	26,358	2024	Expansion
Hospital Management Services of Florida, Inc.	Sarasota Commerce Center II	Sarasota, FL	21,821	2020	Expansion

Leasing Update

-	As of September 30, 2012, there were three tenants whose leases contributed greater than 1% to our Annualized Lease Revenue (ALR) and were in holdover or were scheduled to expire during the eighteen month period following the end of the third quarter of 2012. Information regarding the leasing status of the spaces associated with those tenants’ leases is presented below.

Tenant Name	Property	Property Location	Square Footage (1)	Percentage of Current Quarter ALR (%)	Expiration (2)	Current Leasing Status
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.8%	Holdover	National Park Service is now in holdover status. The Company anticipates that the National Park Service will sign a medium-term lease renewal for its existing space at the building.
Comptroller of the Currency	One Independence Square	Washington, D.C.	333,815	3.8%	Q1 2013	The tenant is expected to vacate at lease expiration. The Company is actively marketing the space for lease.
BP	Aon Center	Chicago, IL	776,359	5.8%	Q4 2013	During the third quarter, Aon Corporation signed a 396,000 square foot, 15-year lease for space it currently subleases from BP. There will be no downtime between the expiration of the BP lease and the commencement of the Aon lease. Additionally, long-term leases comprising approximately 37% of the square footage leased by BP have been entered into with: Thoughtworks, Integrys Energy Group, and Federal Home Loan Bank. In total, leases comprising approximately 88% of the square footage leased by BP have been signed.

(1) Square footage represents the total square footage leased by the tenant at the building expiring during the expiration quarter.

(2) The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2012

-	Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant Name	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
GE Capital (1)	500 West Monroe Street	Chicago, IL	86,028	Vacant	Q4 2012 - Q4 2014	Expansion
General Electric Company	500 West Monroe Street	Chicago, IL	53,972	Vacant	Q1 2013	New
Catamaran, Inc.	Windy Point II	Schaumburg, IL	300,686	Vacant	Q1 2013	New
Brother International Corporation	200 Bridgewater Crossing	Bridgewater, NJ	101,724	Vacant	Q1 2013	New
Guidance Software, Inc.	1055 East Colorado Boulevard	Pasadena, CA	66,489	Vacant	Q3 2013	New
Guidance Software, Inc.	1055 East Colorado Boulevard	Pasadena, CA	20,301	Not Vacant	Q3 2013	New
Aon Corporation	Aon Center	Chicago, IL	396,406	Not Vacant	Q4 2013	New
Thoughtworks, Inc.	Aon Center	Chicago, IL	52,529	Not Vacant	Q4 2013	New
Federal Home Loan Bank of Chicago	Aon Center	Chicago, IL	79,054	Not Vacant	Q4 2013	New
Integrys Business Support, LLC	Aon Center	Chicago, IL	159,432	Not Vacant	Q2 2014	New
Piper Jaffray & Co.	US Bancorp Center	Minneapolis, MN	123,882	Not Vacant	Q2 2014	New

(1) The square footage presented includes the 19th floor premises, which is leased through fourth quarter 2012. GE is required to lease that space one year after the commencement of the renewal term.

Occupancy versus NOI Analysis

-	Piedmont has been in a period of high lease rollover since 2010. This high lease rollover has resulted in a decrease in leased percentage and economic leased percentage. This, in turn, has effected a lower Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. The decreased economic leased percentage is attributable to two factors:

1) leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 706,000 square feet of leases as of September 30, 2012, or 3.4% of the office portfolio); and

2) leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.6 million square feet of leases as of September 30, 2012, or a 5.7% impact to leased percentage on an economic basis). Please see the chart below for a listing of major contributors.

As the executed but not commenced leases become effective and as the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

-	Due to the current economic environment, many new leases provide for rental abatement concessions to tenants. Those rental abatements typically occur at the beginning of a new lease's term. Since 2010, Piedmont has withstood a period of concentrated lease expirations. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have impacted the Company's cash net operating income and AFFO. Presented below is a schedule of leases greater than 50,000 square feet that are currently under some form of rent abatement.

Tenant Name	Property	Property Location	Square Feet Leased	Abatement Structure	Abatement Expiration
US Foods, Inc.	River Corporate Center	Tempe, AZ	133,225	Base Rent	Q1 2013
State Street Bank	1200 Crown Colony Drive	Quincy, MA	234,668	Base Rent	Q1 2013
KPMG	Aon Center	Chicago, IL	238,701	Gross Rent	Q3 2013
United HealthCare	Aon Center	Chicago, IL	55,059	Gross Rent	Q4 2013
Synchronoss Technologies	200 Bridgewater Crossing	Bridgewater, NJ	78,581	Base Rent (Partial)	Q4 2012
HD Vest	Las Colinas Corporate Center I	Irving, TX	81,069	Base Rent	Q1 2013
Schlumberger Technology Corporation	1200 Enclave Parkway	Houston, TX	131,790	Gross Rent / Base Rent (Partial)	Q1 2014

Financing and Capital Activity

-	As of September 30, 2012, our ratio of debt to total gross assets was 27.5%, our ratio of debt to gross real estate assets was 31.6%, and our ratio of debt to total market capitalization was 33.0%. These debt ratios are based on total principal amount outstanding for our various loans at September 30, 2012.

-	On September 21, 2012, Piedmont completed the sale of its two remaining industrial properties, located at 110 and 112 Hidden Lake Circle in Duncan, SC. The buildings are comprised of 787,380 square feet and are 100% leased. The properties were sold for $25.9 million, or $33 per square foot. Piedmont recorded a loss on the sale of the assets of approximately $0.25 million. The sale allowed the Company to divest its only remaining industrial properties in order to focus its operations on the ownership and management of office properties, achieving one of the Company's stated strategic objectives.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of September 30, 2012

-	On August 21, 2012, Piedmont closed on a new $500 million unsecured line of credit in order to replace an expiring credit facility of equal size. The revolver has a term of four years, with two six-month extension options, for a total potential term of five years. The interest rate for LIBOR-based loans is LIBOR + 117.5 basis points and the annual facility fee is 22.5 basis points. The facility is structured to allow for an increase in size up to a total commitment of $1.0 billion at the election of Piedmont; however, no existing bank has an obligation to participate in any such increase. JP Morgan Securities and RBC Capital Markets were Joint Lead Arrangers for the loan. The syndicate consists of a total of 11 banks. The Company's previous revolver was terminated concurrently with the closing of the new facility.

-	On August 1, 2012, the Board of Directors of Piedmont declared dividends for the third quarter of 2012 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on August 31, 2012. The dividends were paid on September 21, 2012. The Company's dividend payout percentage for the nine months ended September 30, 2012 was 56.0% of Core FFO and 96.2% of AFFO.

-	During the third quarter of 2012, the Company repurchased approximately 2.2 million shares of common stock at an average purchase price of $16.95 per share, or approximately $37.1 million in aggregate (before consideration of transaction costs). Since the stock repurchase program's inception last fall, the Company has repurchased a total of 5.0 million shares at an average price of $16.77 per share, or approximately $83.2 million in aggregate (before consideration of transaction costs). Any future repurchases of the Company's common stock will be made at the discretion of the Company. As of quarter end, there was Board-approved capacity for additional repurchases totaling approximately $217 million under the stock repurchase plan.

Subsequent Events

-	On October 15, 2012, Piedmont completed the purchase of approximately 3.0 acres of land adjacent to Glenridge Highlands II, one of the Company’s properties in Atlanta, GA. Commonly referred to as Glenridge Highlands III, the site is located within the Central Perimeter submarket of Atlanta and is well located adjacent to the intersection of Interstate 285 and state highway Georgia 400. The location offers ease of access for commuter traffic and the ability for tenants to attract employees from across the northern portion of the Atlanta metropolitan area. The site is zoned for office development and will accommodate a building consisting of approximately 113,000 square feet. The acquisition adds to the Company's developable land holdings and allows the Company to control a site that is directly competitive to Glenridge Highlands II.

-	On October 30, 2012, the Board of Directors of Piedmont declared dividends for the fourth quarter of 2012 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on November 30, 2012. The dividends are to be paid on December 21, 2012.

-	Since 2007, the Company has been a defendant in two class action lawsuits alleging inadequate disclosures in 2007 in SEC filings related to its internalization, response to a tender offer, and amendments to the Company’s charter. In August 2012, the court ruling in one of the cases granted Piedmont's motion for dismissal, and, in October 2012, the court ruling in the other case granted summary judgment in Piedmont’s favor and dismissed all charges. The plaintiffs appealed both rulings. Subsequent to the appeals, the Company reached tentative settlements with the plaintiffs in both cases totaling $7.5 million. The claims are within available insurance limits and the Company will seek recovery of these settlements from its insurance carriers after approval of the settlements by the court. See Piedmont’s Form 10-Q dated as of September 30, 2012 for further disclosure.

-	Subsequent to quarter end, Piedmont entered into a lease renewal with US Bancorp for 395,000 square feet at US Bancorp Center in Minneapolis, MN. The lease renewal is for a term of 10 years and further mitigates lease expiration exposure for the Company in 2014. As of the signing of this lease renewal, of the 635,000 square feet currently leased by US Bancorp at US Bancorp Center, a total of approximately 519,000 square feet has been released under long-term leases.

Guidance for 2012

-	The Company is adjusting its financial guidance for calendar year 2012 to the upper end of its previously published range as follows:

Low High
Core Funds from Operations	$240 - $250 million
Core Funds from Operations per diluted share	$1.40 - $1.45

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections, including the disposition of 35 West Wacker Drive, which contributed approximately $0.13 per share of funds from operations in 2011. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on pages 35-36 and reconciliations are provided on pages 38-40.

	Three Months Ended
Selected Operating Data	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011

Percent leased (1)	87.0%	85.0%	84.4%	86.5%	86.4%

Percent leased - stabilized portfolio (1) (2)	90.1%	88.1%	87.5%	89.1%	88.8%

Rental income	$106,826	$105,408	$104,943	$105,643	$104,121

Total revenues	$134,891	$133,091	$132,320	$135,623	$132,478

Total operating expenses	$100,944	$97,467	$97,778	$103,195	$96,137

Real estate operating income	$33,947	$35,624	$34,542	$32,428	$36,341

Core EBITDA	$79,161	$76,327	$76,680	$82,523	$86,941

Core FFO	$62,721	$60,356	$60,043	$65,270	$69,203

Core FFO per share - diluted	$0.37	$0.35	$0.35	$0.38	$0.40

AFFO	$20,351	$36,216	$50,113	$44,728	$50,988

AFFO per share - diluted	$0.12	$0.21	$0.29	$0.26	$0.29

Gross dividends	$33,675	$34,418	$34,526	$54,441	$54,441

Dividends per share	$0.200	$0.200	$0.200	$0.315	$0.315

Selected Balance Sheet Data

Total real estate assets	$3,612,550	$3,638,101	$3,657,677	$3,704,051	$3,926,638

Total gross real estate assets	$4,550,183	$4,558,128	$4,590,544	$4,615,812	$4,875,854

Total assets	$4,285,831	$4,328,308	$4,326,698	$4,447,834	$4,613,118

Net debt (3)	$1,392,261	$1,325,610	$1,298,738	$1,323,796	$1,600,650

Total liabilities	$1,620,551	$1,601,568	$1,550,040	$1,674,406	$1,896,195

Ratios

Core EBITDA margin (4)	58.5%	56.9%	57.1%	55.8%	59.8%

Fixed charge coverage ratio (5)	4.9 x	4.8 x	4.6 x	4.7 x	4.9 x

Net debt to core EBITDA (6) (7)	4.4 x	4.3 x	4.2 x	4.0 x	4.6 x

(1) Please refer to page 22 for additional leased percentage information.

(2) Please refer to page 33 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.

(3) Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The decrease in net debt during the fourth quarter of 2011 was primarily attributable to the application of proceeds from the sale of 35 West Wacker Drive.

(4) Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).

(5) The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(6) The Company's net debt declined during the fourth quarter of 2011 with the application of the proceeds from the sale of 35 West Wacker Drive, thereby positively affecting the net debt to core EBITDA ratios.

(7) Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011
Assets:
Real estate, at cost:
Land assets	$627,812	$629,476	$631,745	$640,196	$693,229
Buildings and improvements	3,760,847	3,754,954	3,750,475	3,759,596	3,930,126
Buildings and improvements, accumulated depreciation	(857,993)	(837,285)	(813,679)	(792,342)	(807,917)
Intangible lease asset	138,716	149,544	191,599	198,667	232,973
Intangible lease asset, accumulated amortization	(79,640)	(82,742)	(119,188)	(119,419)	(141,299)
Construction in progress	22,808	24,154	16,725	17,353	19,526

Total real estate assets	3,612,550	3,638,101	3,657,677	3,704,051	3,926,638
Investment in unconsolidated joint ventures	37,369	37,580	37,901	38,181	38,391
Cash and cash equivalents	20,763	26,869	28,679	139,690	16,128
Tenant receivables, net of allowance for doubtful accounts	24,768	22,884	24,932	24,722	32,066
Straight line rent receivable	116,447	111,731	106,723	104,801	110,818
Notes receivable	19,000	19,000	19,000	-	-
Due from unconsolidated joint ventures	533	569	449	788	643
Escrow deposits and restricted cash	23,001	48,046	25,108	9,039	47,747
Prepaid expenses and other assets	13,552	7,385	12,477	9,911	13,978
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	7,022	4,597	5,187	5,977	4,788
Deferred lease costs, less accumulated amortization	230,729	231,449	228,468	230,577	241,824

Total assets	$4,285,831	$4,328,308	$4,326,698	$4,447,834	$4,613,118

Liabilities:
Line of credit and notes payable	$1,436,025	$1,400,525	$1,352,525	$1,472,525	$1,664,525
Accounts payable, accrued expenses, and accrued capital expenditures	109,125	126,207	116,292	122,986	143,106
Deferred income	24,110	23,668	32,031	27,321	32,514
Intangible lease liabilities, less accumulated amortization	42,375	44,246	46,640	49,037	56,050
Interest rate swap	8,916	6,922	2,552	2,537	-

Total liabilities	1,620,551	1,601,568	1,550,040	1,674,406	1,896,195

Stockholders’ equity:
Common stock	1,680	1,702	1,726	1,726	1,728
Additional paid in capital	3,665,870	3,665,284	3,664,202	3,663,662	3,663,155
Cumulative distributions in excess of earnings	(994,967)	(934,933)	(888,331)	(891,032)	(952,370)
Other comprehensive loss	(8,916)	(6,922)	(2,552)	(2,537)	-

Piedmont stockholders’ equity	2,663,667	2,725,131	2,775,045	2,771,819	2,712,513
Non-controlling interest	1,613	1,609	1,613	1,609	4,410

Total stockholders’ equity	2,665,280	2,726,740	2,776,658	2,773,428	2,716,923

Total liabilities, redeemable common stock and stockholders’ equity	$4,285,831	$4,328,308	$4,326,698	$4,447,834	$4,613,118

Common stock outstanding at end of period	168,044	170,235	172,630	172,630	172,827

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011

Revenues:
Rental income	$106,826	$105,408	$104,943	$105,643	$104,121
Tenant reimbursements	27,470	26,969	26,680	29,379	28,234
Property management fee revenue	520	626	574	281	110
Other rental income	75	88	123	320	13

Total revenues	134,891	133,091	132,320	135,623	132,478

Operating expenses:
Property operating costs	51,645	53,571	52,619	54,992	50,707
Depreciation	28,489	27,586	27,176	26,611	25,891
Amortization	15,302	11,445	12,726	15,387	14,808
Impairment loss	-	-	-	-	-
General and administrative	5,508	4,865	5,257	6,205	4,731

Total operating expenses	100,944	97,467	97,778	103,195	96,137

Real estate operating income	33,947	35,624	34,542	32,428	36,341

Other income (expense):
Interest expense	(16,247)	(15,943)	(16,537)	(16,179)	(16,236)
Interest and other income (expense)	383	285	97	(357)	(91)
Equity in income of unconsolidated joint ventures	322	246	170	587	485
Litigation settlement expense	(7,500)	-	-	-	-
Gain / (loss) on extinguishment of debt	-	-	-	1,039	-

Total other income (expense)	(23,042)	(15,412)	(16,270)	(14,910)	(15,842)

Income from continuing operations	10,905	20,212	18,272	17,518	20,499

Discontinued operations:
Operating income, excluding impairment loss	184	492	1,129	5,605	3,775
Gain / (loss) on sale of properties	(254)	10,008	17,830	95,901	26,756

Income / (loss) from discontinued operations (1)	(70)	10,500	18,959	101,506	30,531

Net income	10,835	30,712	37,231	119,024	51,030

Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)

Net income attributable to Piedmont	$10,831	$30,708	$37,227	$119,020	$51,026

Weighted average common shares outstanding - diluted	168,929	172,209	172,874	173,036	173,045

Net income per share available to common stockholders - diluted	$0.06	$0.18	$0.22	$0.69	$0.29

(1) Reflects operating results for Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended				Nine Months Ended
	9/30/2012	9/30/2011	Change	Change	9/30/2012	9/30/2011	Change	Change
Revenues:
Rental income	$106,826	$104,121	$2,705	2.6%	$317,177	$306,450	$10,727	3.5%
Tenant reimbursements	27,470	28,234	(764)	-2.7%	81,120	85,703	(4,583)	-5.3%
Property management fee revenue	520	110	410	372.7%	1,719	1,303	416	31.9%
Other rental income	75	13	62	476.9%	287	4,415	(4,128)	-93.5%

Total revenues	134,891	132,478	2,413	1.8%	400,303	397,871	2,432	0.6%

Operating expenses:
Property operating costs	51,645	50,707	(938)	-1.8%	157,835	152,207	(5,628)	-3.7%
Depreciation	28,489	25,891	(2,598)	-10.0%	83,252	76,193	(7,059)	-9.3%
Amortization	15,302	14,808	(494)	-3.3%	39,474	39,098	(376)	-1.0%
Impairment loss	-	-	-	0.0%	-	-	-	0.0%
General and administrative	5,508	4,731	(777)	-16.4%	15,629	18,868	3,239	17.2%

Total operating expenses	100,944	96,137	(4,807)	-5.0%	296,190	286,366	(9,824)	-3.4%

Real estate operating income	33,947	36,341	(2,394)	-6.6%	104,113	111,505	(7,392)	-6.6%

Other income (expense):
Interest expense	(16,247)	(16,236)	(11)	-0.1%	(48,727)	(49,638)	911	1.8%
Interest and other income (expense)	383	(91)	474	520.9%	765	3,130	(2,365)	-75.6%
Equity in income of unconsolidated joint ventures	322	485	(163)	-33.6%	739	1,032	(293)	-28.4%
Litigation settlement expense	(7,500)	-	(7,500)	0.0%	(7,500)	-	(7,500)	0.0%
Gain / (loss) on consolidation of variable interest entity	-	-	-	0.0%	-	1,532	(1,532)	-100.0%

Total other income (expense)	(23,042)	(15,842)	(7,200)	-45.4%	(54,723)	(43,944)	(10,779)	-24.5%

Income from continuing operations	10,905	20,499	(9,594)	-46.8%	49,390	67,561	(18,171)	-26.9%

Discontinued operations:
Operating income, excluding impairment loss	184	3,775	(3,591)	-95.1%	1,805	11,715	(9,910)	-84.6%
Gain / (loss) on sale of properties	(254)	26,756	(27,010)	-100.9%	27,583	26,756	827	3.1%

Income / (loss) from discontinued operations (1)	(70)	30,531	(30,601)	-100.2%	29,388	38,471	(9,083)	-23.6%

Net income	10,835	51,030	(40,195)	-78.8%	78,778	106,032	(27,254)	-25.7%

Less: Net income attributable to noncontrolling interest	(4)	(4)	-	0.0%	(12)	(12)	-	0.0%

Net income attributable to Piedmont	$10,831	$51,026	$(40,195)	-78.8%	$78,766	$106,020	$(27,254)	-25.7%

Weighted average common shares outstanding - diluted	168,929	173,045			171,295	172,996

Net income per share available to common stockholders - diluted	$0.06	$0.29			$0.46	$0.61

(1) Reflects operating results for Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, which were sold on September 21, 2012.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Net income attributable to Piedmont	$10,831	$51,026	$78,766	$106,020

Depreciation (1) (2)	28,763	28,102	84,605	83,135
Amortization (1)	15,366	16,616	39,744	44,601
Impairment loss (1)	-	-	-	-
(Gain) / loss on sale of properties (1)	254	(26,826)	(27,583)	(26,872)
(Gain) / loss on consolidation of VIE	-	-	-	(1,532)

Funds from operations	55,214	68,918	175,532	205,352

Litigation settlement expense	7,500	-	7,500	-
Acquisition costs	7	285	88	975

Core funds from operations	62,721	69,203	183,120	206,327

Depreciation of non real estate assets	196	84	397	422
Stock-based and other non-cash compensation expense	869	1,111	1,492	2,975
Deferred financing cost amortization (1)	663	879	2,056	2,546
Amortization of fair market adjustments on notes payable	-	471	-	1,413
Straight-line effects of lease revenue (1)	(4,193)	(4,129)	(11,236)	(4,488)
Amortization of lease-related intangibles (1)	(1,315)	(1,817)	(4,631)	(4,850)
Income from amortization of discount on purchase of mezzanine loans	-	-	-	(484)
Acquisition costs	(7)	(285)	(88)	(975)
Non-incremental capital expenditures (3)	(38,583)	(14,529)	(64,430)	(45,009)

Adjusted funds from operations	$20,351	$50,988	$106,680	$157,877

Weighted average common shares outstanding - diluted	168,929	173,045	171,295	172,996

Funds from operations per share (diluted)	$0.33	$0.40	$1.03	$1.19
Core funds from operations per share (diluted)	$0.37	$0.40	$1.07	$1.19
Adjusted funds from operations per share (diluted)	$0.12	$0.29	$0.62	$0.91

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate ownership in unconsolidated joint ventures.

(2)	Excludes depreciation of non real estate assets.

(3)	Non-incremental capital expenditures are defined on page 36.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Net income attributable to Piedmont	$10,831	$51,026	$78,766	$106,020

Net income attributable to noncontrolling interest	4	135	12	378
Interest expense	16,247	17,804	48,727	54,291
Depreciation (1)	28,959	28,186	85,002	83,557
Amortization (1)	15,366	16,616	39,744	44,601
Impairment loss (1)	-	-	-	-
Litigation settlement expense	7,500	-	7,500	-
(Gain) / loss on sale of properties (1)	254	(26,826)	(27,583)	(26,872)
(Gain) / loss on consolidation of VIE	-	-	-	(1,532)

Core EBITDA	79,161	86,941	232,168	260,443

General & administrative expenses (1)	5,576	4,747	15,760	18,843
Management fee revenue	(520)	(110)	(1,719)	(1,303)
Interest and other income (1)	(383)	74	(785)	(3,132)
Lease termination income	(75)	33	(287)	(4,718)
Lease termination expense - straight line rent & acquisition intangibles write-offs	122	260	385	739
Straight-line effects of lease revenue (1)	(4,337)	(4,296)	(11,643)	(4,963)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,293)	(1,911)	(4,609)	(5,115)

Property net operating income - cash basis	78,251	85,738	229,270	260,794

Net operating income from:
Acquisitions (2)	(3,576)	(3,393)	(10,612)	(6,837)
Dispositions (3)	(321)	(7,699)	(2,499)	(23,051)
Unconsolidated joint ventures	(735)	(818)	(1,923)	(2,172)

Same store NOI - cash basis	$73,619	$73,828	$214,236	$228,734

Change period over period	-0.3%	N/A	-6.3%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Nine Months Ended
	9/30/2012		9/30/2011		9/30/2012		9/30/2011
	$	%	$	%	$	%	$	%

Washington, D.C. (4)	$20,233	27.5	$18,068	24.5	$57,277	26.7	$53,820	23.5
New York (5)	11,143	15.1	13,758	18.6	34,573	16.1	41,438	18.1
Chicago (6)	11,306	15.4	14,989	20.3	30,309	14.2	40,201	17.6
Minneapolis (7)	5,439	7.4	4,456	6.0	15,711	7.3	14,435	6.3
Dallas	3,380	4.6	3,796	5.1	10,713	5.0	11,001	4.8
Los Angeles (8)	3,701	4.9	2,490	3.4	10,109	4.7	9,947	4.4
Boston	3,067	4.2	2,493	3.4	8,306	3.9	8,965	3.9
Other (9)	15,350	20.9	13,778	18.7	47,238	22.1	48,927	21.4

Total	$73,619	100.0	$73,828	100.0	$214,236	100.0	$228,734	100.0

(1) Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; 400 TownPark in Lake Mary, FL purchased on November 10, 2011; and Gavitello Land in Atlanta, GA, purchased on June 28, 2012.

(3) Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012.

(4) The increase in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was primarily attributable to two factors: 1) an increase in revenue due to a rental rate increase associated with the 21-month lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C., and 2) increased rental revenue as a result of the commencement of several new leases at Piedmont Pointe I and II in Bethesda, MD.

(5) The decrease in New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was primarily related to the lease expirations of and the downtime and rental abatements associated with newly signed leases to backfill the spaces formerly occupied by sanofi-aventis at 200 & 400 Bridgewater Crossing in Bridgewater, NJ.

(6) The decrease in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL in August 2011 and subsequent downtime before the commencement of the Catamaran lease in the first quarter of 2013, as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL in December 2011 and subsequent downtime before the commencement of the KPMG lease in August 2012. The loss of the Zurich and Kirkland & Ellis leases reduced revenues by approximately $4.3 million and $14.7 million, respectively, for the three months and the nine months ended September 30, 2012; these amounts are offset partially by incremental operating expense savings due to the vacancy of those tenants.

(7) The increase in Minneapolis Same Store Net Operating Income for the three months ended September 30, 2012 as compared to the same period in 2011 was primarily related to rent commencement in December 2011 for the US Bank leases at One Meridian Crossings and Two Meridian Crossings in Richfield, MN. The increase in Minneapolis Same Store Net Operating Income for the nine months ended September 30, 2012 as compared to the same period in 2011 was primarily related to the item described above, offset somewhat by the net loss of approximately 76,000 leased square feet associated with the December 2011 expiration of the HSBC Card Services lease at Crescent Ridge II in Minnetonka, MN.

(8) The increase in Los Angeles Same Store Net Operating Income for the three months ended September 30, 2012 as compared to the same period in 2011 was primarily related to increased rental revenue associated with several new leases at 1901 Main Street in Irvine, CA, 1055 East Colorado Boulevard in Pasadena, CA, and Fairway Center II in Brea, CA, in addition to contractual rental rate increases at 800 North Brand Boulevard in Glendale, CA.

(9) The increase in Other Same Store Net Operating Income for the three months ended September 30, 2012 as compared to the same period in 2011 was primarily related to rent commencements associated with a new lease with Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ and a new lease with Chrysler Group, LLC at 1075 West Entrance Drive in Auburn Hills, MI. The decrease in Other Same Store Net Operating Income for the nine months ended September 30, 2012 as compared to the same period in 2011 was primarily attributable to: 1) a rental abatement concession associated with a new lease with Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ, 2) a decrease in rental revenue associated with a lower lease renewal rental rate at 5601 Headquarters Drive in Plano, TX, and 3) a decrease in rental revenue associated with lease expirations in 2011 and rental abatement concessions related to new leasing at Las Colinas Corporate Center II in Irving, TX.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Net income attributable to Piedmont	$10,831	$51,026	$78,766	$106,020

Net income attributable to noncontrolling interest	4	135	12	378
Interest expense	16,247	17,804	48,727	54,291
Depreciation (1)	28,959	28,186	85,002	83,557
Amortization (1)	15,366	16,616	39,744	44,601
Impairment loss (1)	-	-	-	-
Litigation settlement expense	7,500	-	7,500	-
(Gain) / loss on sale of properties (1)	254	(26,826)	(27,583)	(26,872)
(Gain) / loss on consolidation of VIE	-	-	-	(1,532)

Core EBITDA	79,161	86,941	232,168	260,443

General & administrative expenses (1)	5,576	4,747	15,760	18,843
Management fee revenue	(520)	(110)	(1,719)	(1,303)
Interest and other income (1)	(383)	74	(785)	(3,132)
Lease termination income	(75)	33	(287)	(4,718)
Lease termination expense - straight line rent & acquisition intangibles write-offs	122	260	385	739

Property net operating income - accrual basis	83,881	91,945	245,522	270,872

Net operating income from:
Acquisitions (2)	(4,822)	(3,595)	(14,131)	(7,185)
Dispositions (3)	(404)	(9,102)	(2,844)	(27,576)
Unconsolidated joint ventures	(700)	(772)	(1,827)	(2,041)

Same store NOI - accrual basis	$77,955	$78,476	$226,720	$234,070

Change period over period	-0.7%	N/A	-3.1%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Nine Months Ended
	9/30/2012		9/30/2011		9/30/2012		9/30/2011
	$	%	$	%	$	%	$	%

Washington, D.C. (4)	$21,130	27.1	$18,987	24.2	$61,022	26.9	$55,287	23.6
New York (5)	11,446	14.7	13,273	16.9	36,035	15.9	40,592	17.3
Chicago (6)	11,651	14.9	14,644	18.7	29,958	13.2	39,049	16.7
Minneapolis (7)	5,639	7.2	5,546	7.0	16,528	7.3	17,466	7.5
Dallas	3,854	4.9	3,730	4.8	11,664	5.1	11,366	4.9
Los Angeles (8)	3,330	4.3	2,406	3.1	9,766	4.3	9,514	4.1
Boston	3,347	4.4	2,843	3.6	9,204	4.1	9,199	3.9
Other (9)	17,558	22.5	17,047	21.7	52,543	23.2	51,597	22.0

Total	$77,955	100.0	$78,476	100.0	$226,720	100.0	$234,070	100.0

(1) Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; 400 TownPark in Lake Mary, FL purchased on November 10, 2011; and Gavitello Land in Atlanta, GA, purchased on June 28, 2012.

(3) Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012; and 110 and 112 Hidden Lake Circle in Duncan, SC, sold on September 21, 2012.

(4) The increase in Washington, D.C. Same Store Net Operating Income for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was primarily attributable to two factors: 1) an increase in revenue due to a rental rate increase associated with the 21-month lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C., and 2) increased rental revenue as a result of the commencement of several new leases at Piedmont Pointe I and II in Bethesda, MD.

(5) The decrease in New York Same Store Net Operating Income for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was primarily related to the expiration of the sanofi-aventis lease, resulting in a net decrease in leased square footage of 79,000 square feet, and the downtime associated with newly signed leases to backfill the space formerly occupied by sanofi-aventis at 200 Bridgewater Crossing in Bridgewater, NJ.

(6) The decrease in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2012 as compared to the same periods in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL in August 2011 and subsequent downtime before the commencement of the Catamaran lease in the first quarter of 2013, as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL in December 2011 and subsequent downtime before the commencement of the KPMG lease in August 2012. The loss of the Zurich and Kirkland & Ellis leases reduced revenues by approximately $4.1 million and $14.1 million, respectively, for the three months and the nine months ended September 30, 2012; these amounts are offset partially by incremental operating expense savings due to the vacancy of those tenants.

(7) The decrease in Minneapolis Same Store Net Operating Income for the nine months ended September 30, 2012 as compared to the same period in 2011 was primarily related to the net loss of approximately 76,000 leased square feet associated with the December 2011 expiration of the HSBC Card Services lease at Crescent Ridge II in Minnetonka, MN.

(8) The increase in Los Angeles Same Store Net Operating Income for the three months ended September 30, 2012 as compared to the same period in 2011 was primarily related to the commencement of several new leases at 1901 Main Street in Irvine, CA and Fairway Center II in Brea, CA.

(9) The increase in Other Same Store Net Operating Income for the nine months ended September 30, 2012 as compared to the same period in 2011 was primarily related to an increase in rental revenue due to the commencement of several new leases at Glenridge Highlands II in Atlanta, GA.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of September 30, 2012	As of December 31, 2011
Common stock price (1)	$17.34	$17.04
Total shares outstanding	168,044	172,630
Equity market capitalization (1)	$2,913,889	$2,941,611
Total debt - principal amount outstanding	$1,436,025	$1,472,525
Total market capitalization (1)	$4,349,914	$4,414,136
Total debt / Total market capitalization	33.0%	33.4%
Total gross real estate assets	$4,550,183	$4,615,812
Total debt / Total gross real estate assets (2)	31.6%	31.9%
Total debt / Total gross assets (3)	27.5%	27.5%

(1) Reflects common stock closing price as of the end of the reporting period.

(2) Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(3) Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

As of September 30, 2012

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$148,500(2)	1.40%	58.7 months
Fixed Rate	1,287,525	4.59%	35.3 months

Total	$1,436,025	4.26%	37.7 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Unsecured	$448,500	2.26%(3)	52.7 months
Secured	987,525	5.17%	30.9 months

Total	$1,436,025	4.26%	37.7 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)	Weighted Average Stated Interest Rate	Percentage of Total

2012	$0	$0	N/A	0.0%
2013	0	0	N/A	0.0%
2014	575,000	0	4.89%	40.0%
2015	105,000	0	5.29%	7.3%
2016	167,525	300,000	3.71%	32.6%
2017	140,000	148,500(4)	3.51%	20.1%

Total	$987,525	$448,500	4.26%	100.0%

(1) All of Piedmont's outstanding debt as of September 30, 2012 was interest-only debt.

(2) Amount represents the outstanding balance as of September 30, 2012, on the $500 million unsecured revolving credit facility.

(3) The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility and our $300 million unsecured term loan. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

(4) The initial maturity date of the $500 million unsecured revolving credit facility is August 19, 2016; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of August 21, 2017. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of August 2017.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity	Principal Amount Outstanding as of September 30, 2012

Secured
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%	5/1/2014	$200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%	5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%	6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%	4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%	11/1/2017	140,000

Subtotal / Weighted Average (4)		5.17%		$987,525

Unsecured
$500.0 Million Unsecured Facility (5)	N/A	1.40%(6)	8/21/2017	$148,500
$300.0 Million Unsecured Term Loan	N/A	2.69%(7)	11/22/2016	300,000

Subtotal / Weighted Average (4)		2.26%		$448,500

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		4.26%		$1,436,025

(1) All of Piedmont’s outstanding debt as of September 30, 2012, was interest-only debt.

(2) The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(3) The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(4) Weighted average is based on the total balance outstanding and interest rate at September 30, 2012.

(5) All of Piedmont’s outstanding debt as of September 30, 2012, was term debt with the exception of $148.5 million outstanding on our unsecured revolving credit facility. On August 21, 2012, Piedmont closed on a new $500 million unsecured revolving credit facility that replaced the previous facility that was set to expire on August 30, 2012. The new facility has an initial maturity date of August 19, 2016 and has two six-month extension options for a total extension of up to one year to August 21, 2017. The final extended maturity date is presented on this schedule.

(6) The interest rate on the $500 million unsecured revolving credit facility is equal to the weighted average interest rate on all outstanding draws as of September 30, 2012. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.175% as of September 30, 2012) over the selected rate based on Piedmont’s current credit rating.

(7) The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of September 30, 2012

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.28
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.54
Maximum Secured Indebtedness Ratio	0.40	0.19
Minimum Unencumbered Leverage Ratio	1.60	5.90
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	17.50

(1) Debt covenant compliance calculations relate to specific calculations detailed in our line of credit agreement.

(2) Defined as EBITDA for the trailing four quarters (including the company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3) Defined as net operating income for the trailing four quarters for unencumbered assets (including the company's share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

Other Debt Coverage Ratios	Three months ended September 30, 2012	Nine months ended September 30, 2012	Year ended December 31, 2011
Net debt to core EBITDA	4.4 x	4.5 x	3.9 x
Fixed charge coverage ratio (4)	4.9 x	4.8 x	4.8 x
Interest coverage ratio (5)	4.9 x	4.8 x	4.8 x

(4) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended September 30, 2012 and December 31, 2011.

(5) Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended September 30, 2012 and December 31, 2011.

Piedmont Office Realty Trust, Inc.

Tenant Diversification (1)

As of September 30, 2012

(in thousands except for number of properties)

	Credit Rating (2)	Number of Properties	Lease Expiration(s) (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	9	(4)	$73,107	13.3	1,586	8.9
BP(5)	A / A2	1	2013	31,749	5.8	776	4.3
US Bancorp	A+ / Aa3	3	2014 / 2023(6)	27,705	5.0	973	5.5
State of New York	AA / Aa2	1	2019	19,963	3.6	481	2.7
GE	AA+ / Aa3	2	2027	14,820	2.7	447	2.5
Independence Blue Cross	No rating available	1	2023	14,267	2.6	761	4.3
Nestle	AA / Aa2	1	2015	14,205	2.6	392	2.2
Shaw	BBB- / Ba1	1	2018	9,836	1.8	313	1.8
City of New York	AA / Aa2	1	2020	9,545	1.7	313	1.7
Lockheed Martin	A- / Baa1	3	2014	9,320	1.7	283	1.6
KPMG	No rating available	2	2027	8,949	1.6	279	1.6
Gallagher	No rating available	1	2018	8,013	1.5	307	1.7
DDB Needham	BBB+ / Baa1	1	2018	7,625	1.4	214	1.2
Gemini	A+ / A2	1	2021	7,304	1.3	205	1.1
Caterpillar Financial	A / A2	1	2022	7,275	1.3	312	1.7
Harvard University	AAA / Aaa	2	2017	6,652	1.2	105	0.6
Raytheon	A- / A3	2	2019	6,555	1.2	440	2.5
Catamaran	BB / Ba2	1	2024	6,530	1.2	301	1.7
KeyBank	A- / A3	2	2016	6,383	1.2	210	1.2
Harcourt	BBB+	1	2016	6,254	1.1	195	1.1
Edelman	No rating available	1	2024	6,094	1.1	178	1.0
Qwest Communications	BB / Baa3	1	2014	5,785	1.1	161	0.9
Jones Lang LaSalle	BBB- / Baa2	1	2017	5,777	1.1	165	0.9
First Data Corporation	B / B3	1	2020	5,691	1.0	195	1.1
Other			Various	230,565	41.9	8,238	46.2
Total				$549,969	100.0	17,830	100.0

(1) This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.

(2) Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided.

(3) Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.

(4) There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2012 to 2027.

(5) Majority of the space is subleased to Aon Corporation. Approximately 88% of the space currently leased by BP has been re-leased under long-term leases for the period following the BP lease expiration.

(6) US Bank's lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $8.9 million of Annualized Lease Revenue, expires in 2023. US Bancorp's lease at US Bancorp Center for approximately 635,000 square feet, representing $18.8 million of Annualized Lease Revenue, expires in 2014.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of September 30, 2012

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA / Aaa	$79,723	14.5
AA / Aa	108,171	19.7
A / A	108,017	19.6
BBB / Baa	69,479	12.6
BB / Ba	22,284	4.1
B / B	19,638	3.6
Below	1,248	0.2
Not rated (2)	141,409	25.7

Total	$549,969	100.0

Lease Distribution

As of September 30, 2012

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	195	35.5	$17,004	3.1	163	0.9
2,501 - 10,000	140	25.5	24,668	4.5	744	4.2
10,001 - 20,000	66	12.0	28,366	5.2	955	5.4
20,001 - 40,000	63	11.5	56,924	10.3	1,843	10.3
40,001 - 100,000	33	6.0	59,039	10.7	1,938	10.9
Greater than 100,000	52	9.5	363,968	66.2	12,187	68.3

Total	549	100.0	$549,969	100.0	17,830	100.0

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2) The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.

Leased Percentage Information

(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and capital appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading “Same Store Stabilized Analysis”.

	Three Months Ended September 30, 2012			Three Months Ended September 30, 2011

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of June 30, 20xx	17,418	20,482	85.0%	18,861	21,817	86.5%
New leases	806			770
Expired leases	(400)			(924)
Other	6	6		4	2

Subtotal	17,830	20,488	87.0%	18,711	21,819	85.8%
Acquisitions during period	-	-		440	440
Dispositions during period	-	-		(282)	(420)
As of September 30, 20xx (2) (3)	17,830	20,488	87.0%	18,869	21,839	86.4%

	Nine Months Ended September 30, 2012			Nine Months Ended September 30, 2011

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of December 31, 20xx	18,124	20,942	86.5%	18,214	20,408	89.2%
New leases	1,790			2,584
Expired leases	(1,623)			(2,903)
Other	9	16		1	9

Subtotal	18,300	20,958	87.3%	17,896	20,417	87.7%
Acquisitions during period	-	-		1,255	1,842
Dispositions during period	(470)	(470)		(282)	(420)
As of September 30, 20xx (2) (3)	17,830	20,488	87.0%	18,869	21,839	86.4%

Stabilized Portfolio Analysis
Less value-add properties (4)	(665)	(1,433)	46.4%	(718)	(1,406)	51.1%
Stabilized Total (2) (3)	17,165	19,055	90.1%	18,151	20,433	88.8%

Same Store Analysis
Less acquisitions/dispositions after September 30, 2011 (4) (5)	(60)	(176)	34.1%	(1,548)	(1,549)	99.9%
Same Store Total (2) (3) (6)	17,770	20,312	87.5%	17,321	20,290	85.4%

Same Store Stabilized Analysis
Less value-add same store properties (4)	(753)	(1,407)	53.5%	(718)	(1,406)	51.1%
Same Store Stabilized Total (2) (3)	17,017	18,905	90.0%	16,603	18,884	87.9%

(1) Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2) The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

(3) End of period leased square footage for 2012 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of September 30, 2012, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of September 30, 2013.

(4) For additional information on acquisitions/dispositions completed during the last year and value-add properties, please refer to pages 32 and 33, respectively.

(5) Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6) Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 706,000 square feet for the current period and 371,000 square feet for the prior period, Piedmont's same store commenced leased percentage was 84.0% and 83.5% for the current and prior periods, respectively.

Piedmont Office Realty Trust, Inc.

Rental Rate Roll Up / Roll Down Analysis (1)

(in thousands)

	Three Months Ended September 30, 2012

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	465	46%	2.3%	(16.5%)	(9.9%)

Leases executed for spaces excluded from analysis (5)	547	54%

	Nine Months Ended September 30, 2012

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	1,270	62%	6.2%	(13.5%)	(7.2%)

Leases executed for spaces excluded from analysis (5)	783	38%

(1) The population analyzed consists of consolidated office leases executed during the period (retail leases, as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets, were excluded from this analysis) with lease terms greater than one year.

(2) For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.

(3) For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(5) Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of September 30, 2012

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES
	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)

Vacant	$0	0.0	2,659	13.0	$0	0.0	N/A
2012(2)	16,701	3.0	617	3.0	7,018	1.3	42.0
2013	53,218	9.7	1,172	5.7	21,839	4.0	41.0
2014	50,965	9.3	1,463	7.1	3,572	0.6	7.0
2015	43,936	8.0	1,535	7.5	33	0.0	0.1
2016	29,791	5.4	1,026	5.0	1,435	0.3	4.8
2017	36,667	6.7	1,159	5.7	1,846	0.3	5.0
2018	52,768	9.6	1,760	8.6	8,763	1.6	16.6
2019	47,844	8.7	1,783	8.7	19,963	3.6	41.7
2020	26,527	4.8	1,030	5.0	9,545	1.7	36.0
2021	14,488	2.6	502	2.5	0	0.0	0.0
2022	21,970	4.0	712	3.5	0	0.0	0.0
2023	37,635	6.8	1,628	7.9	0	0.0	0.0
2024	32,333	5.9	1,116	5.5	0	0.0	0.0
2025	7,260	1.3	295	1.4	0	0.0	0.0
Thereafter	77,866	14.2	2,031	9.9	28,953	5.3	37.2

Total / Weighted Average	$549,969	100.0	20,488	100.0	$102,967	18.7

(1) Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2) Leases and other revenue-producing agreements on a month-to-month basis, aggregating 7,768 square feet and Annualized Lease Revenue of $281,230, are assigned a lease expiration date of a year and a day beyond the period end date. Includes leases with an expiration date of September 30, 2012 aggregating 3,331 square feet and Annualized Lease Revenue of $111,643, as well as the National Park Service lease, which is comprised of 219,750 square feet and $10.0 million in Annualized Lease Revenue, or 1.8% of the Company's total Annualized Lease Revenue.

Piedmont Office Realty Trust, Inc.

Lease Expirations by Quarter

As of September 30, 2012

(in thousands)

	Q4 2012 (1)		Q1 2013		Q2 2013		Q3 2013
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	47	$917	0	$0	8	$267	11	$259
Austin	0	0	0	0	0	0	0	0
Boston	1	37	0	32	0	0	0	0
Central & South Florida	4	113	0	0	0	0	14	350
Chicago	11	287	47	1,681	24	602	0	793
Cleveland	102	1,580	0	0	0	0	0	0
Dallas	32	752	28	705	10	252	0	0
Denver	0	0	0	0	0	0	0	0
Detroit	0	0	0	0	0	0	52	0
Houston	11	345	0	0	0	0	0	0
Los Angeles	22	866	2	50	47	1,523	5	151
Minneapolis	8	227	16	524	5	160	16	535
Nashville	0	0	0	0	0	0	0	0
New York	150	3,319	11	306	5	124	0	0
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	0	0
Washington, D.C.(3)	229	10,554	344	21,006	70	3,816	64	0

Total / Weighted Average (4)	617	$18,997	448	$24,304	169	$6,744	162	$2,088

(1) Includes leases with an expiration date of September 30, 2012 aggregating 3,331 square feet and Expiring Lease Revenue of $111,643. No such adjustments are made to other periods presented.

(2) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(3) Approximately 220,000 square feet and $10.0 million of expiring lease revenue in the fourth quarter of 2012 is related to the lease with the National Park Service, which is currently in hold over status.

(4) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Lease Expirations by Year

As of September 30, 2012

(in thousands)

	12/31/2012 (1)		12/31/2013		12/31/2014		12/31/2015		12/31/2016

	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	47	$917	19	$582	29	$624	29	$504	18	$353
Austin	0	0	0	0	0	0	0	0	195	6,258
Boston	1	37	0	32	27	1,884	135	2,791	3	185
Central & South Florida	4	113	22	571	18	458	17	388	65	1,604
Chicago	11	287	226	8,421	26	3,381	188	5,170	82	2,386
Cleveland	102	1,580	10	218	0	0	0	0	13	294
Dallas	32	752	46	1,162	13	304	270	6,021	7	150
Denver	0	0	0	0	0	0	0	0	156	2,919
Detroit	0	0	86	750	8	147	132	3,901	31	690
Houston	11	345	0	0	0	0	0	0	0	17
Los Angeles	22	866	57	1,876	5	1,550	428	15,250	88	2,646
Minneapolis	8	227	48	1,586	686	18,685	103	3,679	33	1,043
Nashville	0	0	0	0	0	0	0	0	0	0
New York	150	3,319	37	1,534	96	4,059	66	2,431	280	8,989
Philadelphia	0	0	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	132	1,947	0	0
Washington, D.C.(3)	229	10,554	621	30,888	555	19,320	35	1,719	55	2,421

Total / Weighted Average (4)	617	$18,997	1,172	$47,620	1,463	$50,412	1,535	$43,801	1,026	$29,955

(1) Includes leases with an expiration date of September 30, 2012 aggregating 3,331 square feet and Expiring Lease Revenue of $111,643. No such adjustments are made to other periods presented.

(2) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(3) Approximately 220,000 square feet and $10.0 million of expiring lease revenue in 2012 is related to the lease with the National Park Service, which is currently in hold over status.

(4) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 24 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Capital Expenditures & Commitments

For the quarter ended September 30, 2012

Unaudited ($ in thousands)

	For the Three Months Ended

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011

Non-incremental
Bldg / construction / dev	$5,257	$1,959	$1,426	$3,650	$1,063
Tenant improvements	17,347	4,809	5,367	8,463	4,748
Leasing costs	15,979	11,013	1,273	3,279	8,718

Total non-incremental	38,583	17,781	8,066	15,392	14,529
Incremental
Bldg / construction / dev	7,338	5,721	2,241	2,040	1,646
Tenant improvements	5,904	12,044	5,938	10,862	7,154
Leasing costs	8,768	1,687	1,925	12,791	1,464

Total incremental	22,010	19,452	10,104	25,693	10,264

Total capital expenditures	$60,593	$37,233	$18,170	$41,085	$24,793

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of June 30, 2012					$97,190
New non-incremental tenant improvement commitments related to leases executed during period					25,667
Non-incremental tenant improvement expenditures				(17,347)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont’s balance sheet, expired commitments or other adjustments				16,515

Non-incremental tenant improvement commitments fulfilled, expired or other adjustments					(832)

Total as of September 30, 2012					$122,025

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties.

(1) Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $74.3 million, or 61% of total outstanding commitments.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

			For the Year Ended
	For the Three Months Ended September 30, 2012	For the Nine Months Ended September 30, 2012	2011	2010	2009
Renewal Leases
Number of leases	6	27	48	37	34
Square feet (1)	19,247	534,832	2,280,329	1,241,481	1,568,895
Tenant improvements per square foot (2)	$11.48	$6.63	$33.29	$14.40	$12.01
Leasing commissions per square foot	$7.78	$4.71	$9.97	$8.40	$5.51
Total per square foot	$19.26	$11.34	$43.26	$22.80	$17.52

Tenant improvements per square foot per year of lease term	$1.54	$1.45	$3.93	$1.74	$1.44
Leasing commissions per square foot per year of lease term	$1.05	$1.03	$1.18	$1.02	$0.66
Total per square foot per year of lease term (3)	$2.59	$2.48	$5.11	$2.76	$2.10

New Leases
Number of leases	25	69	76	56	28
Square feet (1)	993,179	1,518,363	1,588,271	866,212	700,295
Tenant improvements per square foot (2)	$55.72	$49.57	$41.21	$32.65	$45.04
Leasing commissions per square foot	$21.06	$19.50	$15.38	$11.28	$17.12
Total per square foot	$76.78	$69.07	$56.59	$43.93	$62.16

Tenant improvements per square foot per year of lease term	$4.35	$4.27	$4.19	$4.16	$4.05
Leasing commissions per square foot per year of lease term	$1.64	$1.68	$1.57	$1.44	$1.54
Total per square foot per year of lease term	$5.99	$5.95	$5.76	$5.60	$5.59

Total
Number of leases	31	96	124	93	62
Square feet	1,012,426	2,053,195	3,868,600	2,107,693	2,269,190
Tenant improvements per square foot (2)	$54.88	$38.38	$36.54	$21.90	$22.21
Leasing commissions per square foot	$20.80	$15.65	$12.19	$9.59	$9.09
Total per square foot	$75.68	$54.03	$48.73	$31.49	$31.30

Tenant improvements per square foot per year of lease term	$4.32	$3.92	$4.05	$2.70	$2.42
Leasing commissions per square foot per year of lease term	$1.64	$1.60	$1.35	$1.18	$0.99
Total per square foot per year of lease term	$5.96	$5.52	$5.40	$3.88	$3.41

NOTE: This information is presented for our consolidated office assets only and excludes activity associated with storage spaces. Beginning with 2012, all leases for consolidated office properties, including short-term leases (leases for a term of less than one year), are included in the information presented above. Prior to 2012, short-term leases were excluded from this information. Management believes that short-term leases completed prior to 2012 would have an immaterial impact to the data presented herein.

(1) During the third quarter of 2012, we completed an approximate 20,000 square foot, 15-year renewal with a tenant at 500 West Monroe Street in Chicago, IL that involved a relocation in the building and an expansion. For the purposes of this schedule, we are treating the lease as a new lease since the tenant will be occupying new space.

(2) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company's tenants.

(3) During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of September 30, 2012

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)

Chicago	6	$125,577	22.8	4,777	23.3	3,731	78.1
Washington, D.C.	14	121,071	22.0	3,056	14.9	2,795	91.5
New York	7	80,833	14.7	2,658	13.0	2,469	92.9
Minneapolis	4	43,663	8.0	1,613	7.9	1,480	91.8
Los Angeles	4	29,800	5.4	999	4.9	869	87.0
Boston	6	25,825	4.7	1,023	5.0	1,013	99.0
Dallas	7	24,815	4.5	1,276	6.2	1,158	90.8
Detroit	4	17,372	3.2	930	4.5	783	84.2
Atlanta	6	15,395	2.8	1,042	5.1	634	60.8
Houston	2	14,402	2.6	463	2.3	461	99.6
Philadelphia	1	14,267	2.6	761	3.7	761	100.0
Phoenix	4	9,095	1.7	564	2.8	477	84.6
Central & South Florida	4	8,263	1.5	476	2.3	359	75.4
Nashville	1	7,275	1.3	312	1.5	312	100.0
Austin	1	6,258	1.1	195	0.9	195	100.0
Cleveland	2	3,139	0.6	187	0.9	177	94.7
Denver	1	2,919	0.5	156	0.8	156	100.0

Total / Weighted Average	74	$549,969	100.0	20,488	100.0	17,830	87.0

Piedmont Office Realty Trust, Inc.

Geographic Diversification by Location Type

As of September 30, 2012

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)

Chicago	IL	2	18.4	3,651	17.8	4	4.4	1,126	5.5	6	22.8	4,777	23.3
Washington, D.C.	DC, VA, MD	9	19.7	2,575	12.6	5	2.3	481	2.3	14	22.0	3,056	14.9
New York	NY, NJ	1	7.2	1,027	5.0	6	7.5	1,631	8.0	7	14.7	2,658	13.0
Minneapolis	MN	1	5.1	928	4.6	3	2.9	685	3.3	4	8.0	1,613	7.9
Los Angeles	CA	3	4.8	865	4.2	1	0.6	134	0.7	4	5.4	999	4.9
Boston	MA	2	2.2	173	0.9	4	2.5	850	4.1	6	4.7	1,023	5.0
Dallas	TX	0	0.0	0	0.0	7	4.5	1,276	6.2	7	4.5	1,276	6.2
Detroit	MI	1	1.8	493	2.4	3	1.4	437	2.1	4	3.2	930	4.5
Atlanta	GA	2	1.7	558	2.7	4	1.1	484	2.4	6	2.8	1,042	5.1
Houston	TX	0	0.0	0	0.0	2	2.6	463	2.3	2	2.6	463	2.3
Philadelphia	PA	1	2.6	761	3.7	0	0.0	0	0.0	1	2.6	761	3.7
Phoenix	AZ	0	0.0	0	0.0	4	1.7	564	2.8	4	1.7	564	2.8
Central & South Florida	FL	0	0.0	0	0.0	4	1.5	476	2.3	4	1.5	476	2.3
Nashville	TN	1	1.3	312	1.5	0	0.0	0	0.0	1	1.3	312	1.5
Austin	TX	0	0.0	0	0.0	1	1.1	195	0.9	1	1.1	195	0.9
Cleveland	OH	0	0.0	0	0.0	2	0.6	187	0.9	2	0.6	187	0.9
Denver	CO	0	0.0	0	0.0	1	0.5	156	0.8	1	0.5	156	0.8

Total / Weighted Average		23	64.8	11,343	55.4	51	35.2	9,145	44.6	74	100.0	20,488	100.0

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of September 30, 2012

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	7	1.6	$102,967	18.7	2,390	13.4
Depository Institutions	13	2.9	49,813	9.1	1,734	9.7
Business Services	63	14.1	41,678	7.6	1,453	8.1
Petroleum Refining & Related Industries	1	0.2	31,749	5.8	776	4.4
Nondepository Credit Institutions	15	3.3	31,561	5.7	1,114	6.2
Insurance Carriers	24	5.4	31,041	5.6	1,386	7.8
Engineering, Accounting, Research, Management & Related Services	29	6.5	31,009	5.6	939	5.3
Communications	34	7.6	18,320	3.3	610	3.4
Insurance Agents, Brokers & Services	8	1.8	17,298	3.2	710	4.0
Security & Commodity Brokers, Dealers, Exchanges & Services	29	6.5	16,880	3.1	617	3.5
Educational Services	10	2.2	15,813	2.9	440	2.5
Food & Kindred Products	6	1.3	15,163	2.8	428	2.4
Transportation Equipment	4	0.9	13,860	2.5	518	2.9
Electronic & Other Electrical Equipment & Components, Except Computer	10	2.2	13,759	2.5	572	3.2
Fabricated Metal Products, Except Machinery & Transportation Equipment	4	0.9	12,340	2.2	418	2.3
Other	191	42.6	106,718	19.4	3,725	20.9

Total	448	100.0	$549,969	100.0	17,830	100.0

Piedmont Office Realty Trust, Inc.

Property Investment Activity

As of September 30, 2012

Acquisitions Over Previous Eighteen Months

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Acquisition (%)

The Dupree	Atlanta, GA	4/29/2011	100	1997	20,450	138	83
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	22
225 and 235 Presidential Way	Woburn, MA	9/13/2011	100	2000-2001	85,300	440	100
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	19
Gavitello Land	Atlanta, GA	6/28/2012	100	N/A	2,500	N/A	N/A

					$145,325	906	69

Dispositions Over Previous Eighteen Months

Property Name	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Disposition (%)

360 Interlocken Boulevard (1)	Broomfield, CO	6/2/2011	4	1996	$9,150	52	100
Eastpointe Corporate Center	Issaquah, WA	7/1/2011	100	2001	32,000	156	19
47300 Kato Road (1)	Fremont, CA	8/25/2011	78	1982	3,825	58	0
5000 Corporate Court	Holtsville, NY	8/31/2011	100	2000	39,250	264	82
35 West Wacker Drive (1)	Chicago, IL	12/15/2011	96.5	1989	401,000	1,118	100
Willamette	Beaverton, OR	3/19/2012	100	1988	7,050	73	100
Rogue	Beaverton, OR	3/19/2012	100	1998	13,550	105	100
Deschutes (2)	Beaverton, OR	3/19/2012	100	1989	7,150	73	50
Rhein	Beaverton, OR	3/19/2012	100	1990	10,250	74	100
Portland Land Parcels	Beaverton, OR	3/19/2012	100	N/A	5,942	N/A	N/A
26200 Enterprise Way	Lake Forest, CA	5/31/2012	100	2000	28,250	145	100
110 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	16,058	474	100
112 Hidden Lake Circle	Duncan, SC	9/21/2012	100	1987	9,842	313	100

					$583,317	2,905	91

Acquisitions Subsequent to Quarter End

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Acquisition (%)

Glenridge Highlands III Land	Atlanta, GA	10/15/2012	100	N/A	$1,725	N/A	N/A

(1) Sale price and rentable square footage are gross figures and have not been adjusted for Piedmont's ownership percentage.

(2) The property would have been 100% leased upon sale had Piedmont not exercised a landlord termination option for one full floor in anticipation of a potential lease with Nike, Inc., the ultimate purchaser of the property.

Piedmont Office Realty Trust, Inc.

Value-Add Activity

As of September 30, 2012

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)

Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0	0	$7,953	$40 - 60
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	59	49	212,636	$60 - 90
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	23	22	13,711	$35 - 60
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	34	19	23,705	$35 - 50

					$272,450	1,432	46	37	$258,005

Properties Removed From Value-Add Classification This Year

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)	Real Estate Gross Book Value	Estimated Cost to Stabilize (per VACANT square foot)

1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	$18,500	150	99	18	$24,685	N/A

(1) Investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. Percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont's assumption of ownership of the asset.

Piedmont Office Realty Trust, Inc.

Other Investments

As of September 30, 2012

Unconsolidated Joint Venture Properties	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

20/20 Building	Leawood, KS	57	1992	$2,481	$4,372	68.3	91
4685 Investment Drive	Troy, MI	55	2000	4,990	9,071	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,592	19,254	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,687	10,693	148.2	74
Two Park Center	Hoffman Estates, IL	72	1999	10,970	15,259	193.7	39

				$36,720	$58,649	688.5	76

Land Parcels	Location					Acres	Approximate Current Value ($’s in thousands)

Gavitello	Atlanta, GA					2.0	$2,500
Enclave Parkway	Houston, TX					4.7	2,600
Durham Avenue	South Plainfield, NJ					8.9	2,200
State Highway 161	Irving, TX					4.5	1,200

						20.1	$8,500

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included within pages 38-40.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other significant items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in five properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties' operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	Michael Knott, CFA	Chris Caton
BMO Capital Markets	Jed Reagan	Morgan Stanley
3 Times Square, 26th Floor	Green Street Advisors	555 California Street, 21st Floor
New York, NY 10036	660 Newport Center Drive, Suite 800	San Francisco, CA 94104
Phone: (212) 885-4170	Newport Beach, CA 92660	Phone: (415) 576-2637
Phone: (949) 640-8780

Brendan Maiorana	John W. Guinee, III	Richard Moore
Wells Fargo	Erin Aslakson	Michael Carroll
7 St. Paul Street	Stifel, Nicolaus & Company	RBC Capital Markets
MAC R1230-011	One South Street	Arbor Court
Baltimore, MD 21202	16th Floor	30575 Bainbridge Road, Suite 250
Phone: (443) 263-6516	Baltimore, MD 21202	Solon, OH 44139
	Phone: (443) 224-1307	Phone: (440) 715-2646

Anthony Paolone, CFA
JP Morgan
277 Park Avenue
New York, NY 10172
Phone: (212) 622-6682

Piedmont Office Realty Trust, Inc.

FFO, Core FFO, & AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011

Net income attributable to Piedmont	$10,831	$30,708	$37,227	$119,020	$51,026	$78,766	$106,020

Depreciation	28,763	28,033	27,809	27,287	28,102	84,605	83,135
Amortization	15,366	11,539	12,840	15,531	16,616	39,744	44,601
Impairment loss	-	-	-	-	-	-	-
(Gain) / loss on sale of properties	254	(10,008)	(17,830)	(95,901)	(26,826)	(27,583)	(26,872)
(Gain) / loss on consolidation of VIE	-	-	-	-	-	-	(1,532)

Funds from operations	55,214	60,272	60,046	65,937	68,918	175,532	205,352

Litigation settlement expense	7,500	-	-	-	-	7,500	-
Acquisition costs	7	84	(3)	372	285	88	975
(Gain) / loss on extinguishment of debt	-	-	-	(1,039)	-	-	-

Core funds from operations	62,721	60,356	60,043	65,270	69,203	183,120	206,327

Depreciation of non real estate assets	196	108	93	77	84	397	422
Stock-based and other non-cash compensation expense	869	289	334	1,730	1,111	1,492	2,975
Deferred financing cost amortization	663	590	803	649	879	2,056	2,546
Amortization of fair market adjustments on notes payable	-	-	-	-	471	-	1,413
Straight-line effects of lease revenue	(4,193)	(5,477)	(1,565)	(5,019)	(4,129)	(11,236)	(4,488)
Amortization of lease-related intangibles	(1,315)	(1,785)	(1,532)	(2,215)	(1,817)	(4,631)	(4,850)
Income from amortization of discount on purchase of mezzanine loans	-	-	-	-	-	-	(484)
Acquisition costs	(7)	(84)	3	(372)	(285)	(88)	(975)

Non-incremental capital expenditures	(38,583)	(17,781)	(8,066)	(15,392)	(14,529)	(64,430)	(45,009)

Adjusted funds from operations	$20,351	$36,216	$50,113	$44,728	$50,988	$106,680	$157,877

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011

Net income attributable to Piedmont	$10,831	$30,708	$37,227	$119,020	$51,026	$78,766	$106,020

Net income attributable to noncontrolling interest	4	4	4	91	135	12	378
Interest expense	16,247	15,943	16,537	17,457	17,804	48,727	54,291
(Gain) / loss on extinguishment of debt	-	-	-	(1,039)	-	-	-
Depreciation	28,959	28,141	27,902	27,364	28,186	85,002	83,557
Amortization	15,366	11,539	12,840	15,531	16,616	39,744	44,601
Impairment loss	-	-	-	-	-	-	-
Litigation settlement expense	7,500	-	-	-	-	7,500	-
(Gain) / loss on sale of properties	254	(10,008)	(17,830)	(95,901)	(26,826)	(27,583)	(26,872)
(Gain) / loss on consolidation of VIE	-	-	-	-	-	-	(1,532)

Core EBITDA	79,161	76,327	76,680	82,523	86,941	232,168	260,443

General & administrative expenses	5,576	4,866	5,318	6,241	4,747	15,760	18,843
Management fee revenue	(520)	(626)	(574)	(281)	(110)	(1,719)	(1,303)
Interest and other income	(383)	(305)	(97)	357	74	(785)	(3,132)
Lease termination income	(75)	(88)	(123)	(320)	33	(287)	(4,718)
Lease termination expense - straight line rent & acquisition intangibles write-offs	122	165	99	186	260	385	739
Straight-line effects of lease revenue	(4,337)	(5,642)	(1,664)	(5,180)	(4,296)	(11,643)	(4,963)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,293)	(1,785)	(1,532)	(2,239)	(1,911)	(4,609)	(5,115)

Core net operating income - Cash Basis	78,251	72,912	78,107	81,287	85,738	229,270	260,794

Net operating income from:
Acquisitions	(3,576)	(3,886)	(3,150)	(4,489)	(3,393)	(10,612)	(6,837)
Dispositions	(321)	(541)	(1,637)	(6,363)	(7,699)	(2,499)	(23,051)
Unconsolidated joint ventures	(735)	(598)	(590)	(1,013)	(818)	(1,923)	(2,172)

Same Store NOI - Cash Basis	$73,619	$67,887	$72,730	$69,422	$73,828	$214,236	$228,734

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011

Equity in Income of Unconsolidated JVs	$322	$246	$170	$587	$485	$739	$1,032

Interest expense	-	-	-	-	-	-	-

Depreciation	307	300	296	293	296	902	897

Amortization	41	41	41	33	33	123	97

(Gain) / loss on sale of properties	-	-	-	-	(71)	-	(116)

Core EBITDA	670	587	507	913	743	1,764	1,910

General & administrative expenses	30	(3)	57	49	30	84	132

Interest and other income	-	(21)	-	-	(1)	(21)	(1)

Core net operating income (accrual basis)	700	563	564	962	772	1,827	2,041

Straight-line effects of lease revenue	35	35	26	51	46	96	131

Net effect of amortization of above/(below) market in-place lease intangibles	-	-	-	-	-	-	-

Core net operating income (cash basis)	$735	$598	$590	$1,013	$818	$1,923	$2,172

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended					Nine Months Ended

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011	9/30/2012	9/30/2011

Revenues:
Rental income	$434	$898	$1,613	$7,946	$9,234	$2,945	$29,941
Tenant reimbursements	73	104	292	4,396	3,790	469	14,967
Property management fee revenue	-	-	-	-	-	-	-
Other rental income	-	-	-	-	(46)	-	303

Total revenues	507	1,002	1,905	12,342	12,978	3,414	45,211

Operating expenses:
Property operating costs	100	197	269	4,814	3,758	566	16,762
Depreciation	163	255	430	459	2,000	848	6,467
Amortization	22	53	74	112	1,776	148	5,406
General and administrative	38	5	3	(13)	(14)	47	(157)

Total operating expenses	323	510	776	5,372	7,520	1,609	28,478

Interest expense	—	—	—	(1,278)	(1,568)	—	(4,653)
Interest and other income (expense)	—	—	—	—	16	—	1
Net income attributable to noncontrolling interest	—	—	—	(87)	(131)	—	(366)

Total other income (expense)	—	—	—	(1,365)	(1,683)	—	(5,018)

Operating income, excluding impairment loss and gain on sale	184	492	1,129	5,605	3,775	1,805	11,715
Gain / (loss) on sale of properties	(254)	10,008	17,830	95,901	26,756	27,583	26,756

Income from discontinued operations	$(70)	$10,500	$18,959	$101,506	$30,531	$29,388	$38,471

Piedmont Office Realty Trust, Inc.

Property Detail

As of September 30, 2012

Building Name	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned (in thousands)	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	91.1%	91.1%	88.1%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	103	91.3%	91.3%	91.3%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	406	73.6%	71.2%	69.7%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	0.0%	0.0%	0.0%
The Dupree	Atlanta	GA	100.0%	1997	138	82.6%	82.6%	82.6%
The Medici	Atlanta	GA	100.0%	2008	152	23.0%	23.0%	13.2%
Metropolitan Area Subtotal / Weighted Average					1,042	60.8%	59.9%	57.6%

Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%

Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	22.1%
90 Central Street	Boxborough	MA	100.0%	2001	175	97.1%	97.1%	97.1%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	94.7%	94.7%	94.7%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,023	99.0%	99.0%	81.1%

Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	100.0%	88.2%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	0.0%	0.0%
Aon Center	Chicago	IL	100.0%	1972	2,688	80.6%	80.4%	68.3%
Two Pierce Place	Itasca	IL	100.0%	1991	486	80.9%	77.4%	76.1%
2300 Cabot Drive	Lisle	IL	100.0%	1998	152	75.0%	75.0%	75.0%
500 West Monroe Street	Chicago	IL	100.0%	1991	963	59.2%	46.7%	43.4%
Metropolitan Area Subtotal / Weighted Average					4,777	78.1%	68.9%	60.8%

Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	102	100.0%	100.0%	100.0%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	88.2%	88.2%	88.2%
Metropolitan Area Subtotal / Weighted Average					187	94.7%	94.7%	94.7%

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	100.0%
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	229	95.6%	92.1%	90.4%
6021 Connection Drive	Irving	TX	100.0%	2000	223	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	89.9%	89.9%	40.9%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	227	59.5%	58.1%	53.3%
Metropolitan Area Subtotal / Weighted Average					1,276	90.8%	89.9%	82.6%

Denver
350 Spectrum Loop	Colorado Springs	CO	100.0%	2001	156	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					156	100.0%	100.0%	100.0%

Detroit
1441 West Long Lake Road	Troy	MI	100.0%	1999	107	81.3%	79.4%	76.6%
150 West Jefferson	Detroit	MI	100.0%	1989	493	74.2%	74.2%	73.8%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					930	84.2%	84.0%	83.4%

Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	152	99.3%	84.9%	67.1%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	85.4%
400 TownPark	Lake Mary	FL	100.0%	2008	176	34.1%	34.1%	31.3%
Metropolitan Area Subtotal / Weighted Average					476	75.4%	70.8%	62.6%

Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
1200 Enclave Parkway	Houston	TX	100.0%	1999	150	98.7%	98.7%	9.3%
Metropolitan Area Subtotal / Weighted Average					463	99.6%	99.6%	70.6%

Piedmont Office Realty Trust, Inc.

Property Detail

As of September 30, 2012

Building Name	City	State	Percent Ownership		Year Built	Rentable Square Footage Owned (in thousands)	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%		1990	518	80.3%	80.3%	80.3%
1055 East Colorado Boulevard	Pasadena	CA	100.0%		2001	175	98.9%	61.7%	61.7%
Fairway Center II	Brea	CA	100.0%		2002	134	97.8%	95.5%	95.5%
1901 Main Street	Irvine	CA	100.0%		2001	172	86.6%	86.6%	80.8%
Metropolitan Area Subtotal / Weighted Average						999	87.0%	80.2%	79.2%

Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%		2000	301	74.8%	74.8%	74.8%
US Bancorp Center	Minneapolis	MN	100.0%		2000	928	95.6%	95.6%	90.7%
One Meridian Crossings	Richfield	MN	100.0%		1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%		1998	189	91.5%	91.5%	91.0%
Metropolitan Area Subtotal / Weighted Average						1,613	91.8%	91.8%	88.9%

Nashville
2120 West End Avenue	Nashville	TN	100.0%		2000	312	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average						312	100.0%	100.0%	100.0%

New York
1111 Durham Avenue	South Plainfield	NJ	100.0%		1975	237	61.2%	61.2%	61.2%
2 Gatehall Drive	Parsippany	NJ	100.0%		1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%		2002	299	73.6%	26.4%	19.7%
Copper Ridge Center	Lyndhurst	NJ	100.0%		1989	268	96.3%	96.3%	96.3%
60 Broad Street	New York	NY	100.0%		1962	1,027	99.3%	99.1%	99.1%
600 Corporate Drive	Lebanon	NJ	100.0%		2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%		2002	297	99.7%	99.7%	99.7%
Metropolitan Area Subtotal / Weighted Average						2,658	92.9%	87.5%	86.8%

Philadelphia
1901 Market Street	Philadelphia	PA	100.0%		1987	761	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average						761	100.0%	100.0%	100.0%

Phoenix
River Corporate Center	Tempe	AZ	100.0%		1998	133	100.0%	100.0%	0.0%
8700 South Price Road	Tempe	AZ	100.0%		2000	132	100.0%	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%		2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%		2003	150	42.0%	42.0%	42.0%
Metropolitan Area Subtotal / Weighted Average						564	84.6%	84.6%	61.0%

Washington, D.C.
11107 Sunset Hills Road	Reston	VA	100.0%		1985	101	100.0%	98.0%	98.0%
1201 Eye Street	Washington	DC	49.5	% (2)	2001	269	100.0%	100.0%	100.0%
1225 Eye Street	Washington	DC	49.5	% (2)	1986	225	87.6%	87.6%	78.7%
3100 Clarendon Boulevard	Arlington	VA	100.0%		1987	250	100.0%	100.0%	100.0%
400 Virginia Avenue	Washington	DC	100.0%		1985	224	89.3%	89.3%	89.3%
4250 North Fairfax Drive	Arlington	VA	100.0%		1998	305	100.0%	100.0%	100.0%
9211 Corporate Boulevard	Rockville	MD	100.0%		1989	115	100.0%	100.0%	100.0%
9221 Corporate Boulevard	Rockville	MD	100.0%		1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%		1991	334	100.0%	100.0%	100.0%
9200 Corporate Boulevard	Rockville	MD	100.0%		1982	109	100.0%	100.0%	100.0%
11109 Sunset Hills Road	Reston	VA	100.0%		1984	41	0.0%	0.0%	0.0%
Two Independence Square	Washington	DC	100.0%		1991	561	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%		2007	186	68.8%	65.6%	65.6%
Piedmont Pointe II	Bethesda	MD	100.0%		2008	221	50.2%	50.2%	19.0%
Metropolitan Area Subtotal / Weighted Average						3,056	91.5%	91.2%	88.3%
Grand Total						20,488	87.0%	83.6%	77.9%

(1) Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportionate adjustments for tenants receiving only partial rent abatements).

(2) Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; the demand for office space, rental rates and property values may continue to lag the general economic recovery; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in the political environment and reduction in federal and/or state funding of our government tenants; we are and may continue to be subject to litigation; our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.